SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement           [ ] Confidential, For Use of the
[X] Definitive Proxy Statement                Commission Only (as permitted by
[ ] Definitive Additional Materials           Rule 14a-6(e)(2))
[ ] Soliciting Materials Pursuant to Rule
      14a-11(c) or Rule 14a-12


                             ATLANTIS PLASTICS, INC.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    ------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration No.:

      (3) Filing Party:

      (4) Date Filed:

                             ATLANTIS PLASTICS, INC.

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 13, 2000

                          ----------------------------


To our Shareholders:

         The 2000 Annual Meeting of Shareholders of Atlantis Plastics, Inc. will be held at 9:00 a.m., local time, on Tuesday, June 13, 2000 at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133. At the meeting, shareholders will vote on the following matters:

         1.       Election of eight directors, each for a term of one year; and

         2. Any other matters that properly come before the meeting and any postponement or adjournment thereof.

         Shareholders of record as of the close of business on April 17, 2000 are entitled to notice of, and to vote at the meeting and any postponement or adjournment thereof.

         Whether or not you expect to be present please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                            By Order of the Board of Directors,



                                            Marilyn D. Kuffner
                                            SECRETARY

Miami, Florida
April 24, 2000

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ABOUT THE MEETING.................................................................................................1
         WHAT IS THE PURPOSE OF THE ANNUAL MEETING?...............................................................1
         WHO IS ENTITLED TO VOTE AT THE MEETING?..................................................................1
         WHAT ARE THE VOTING RIGHTS OF SHAREHOLDERS?..............................................................1
         WHO MAY ATTEND THE MEETING?..............................................................................1
         WHAT CONSTITUTES A QUORUM?...............................................................................1
         HOW DO I VOTE?...........................................................................................2
         CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?.......................................................2
         WHAT ARE THE BOARD'S RECOMMENDATIONS?....................................................................2
         WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?..............................................................2
         WHAT ARE THE EFFECTS OF "BROKER NON-VOTES"?..............................................................2
         WHO WILL PAY FOR THE PREPARATION OF THE PROXY?...........................................................2

STOCK OWNERSHIP...................................................................................................4
         Who are the largest owners of our stock and how much do our directors and executive officers
                  Own?............................................................................................4
         Secion 16(a) Beneficial Ownership Reporting Compliance...................................................6

ELECTION OF DIRECTORS.............................................................................................7
         Directors Standing for Election..........................................................................7
         How are directors compensated?...........................................................................7
         How often did the board meet during 1999?................................................................7
         What committees has the board established?...............................................................7

MANAGEMENT........................................................................................................9

EXECUTIVE COMPENSATION AND OTHER INFORMATION.....................................................................12
         Summary Compensation Table..............................................................................12
         Stock Option Grants.....................................................................................13
         Stock Option Exercises and Values for Fiscal 1999.......................................................14
         Report of the Compensation Committee....................................................................14
         Compensation Committee Interlocks and Insider Participation.............................................15
         Employment Contracts and Termination of Employment Arrangements.........................................15

PERFORMANCE GRAPH................................................................................................17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................18

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS.................................................................18

1999 ANNUAL REPORT ON FORM 10-K..................................................................................19

OTHER MATTERS....................................................................................................19

SHAREHOLDERS PROPOSALS FOR THE 2001 ANNUAL MEETING...............................................................19


                             ATLANTIS PLASTICS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

         This proxy statement contains information related to our annual meeting of shareholders to be held on Tuesday, June 13, 2000, beginning at 9:00 a.m. local time, at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133. The purpose of this proxy statement is to solicit proxies from the holders of our Class A common stock for use at the meeting. Our Class B common stock is not registered under Section 12 of the Securities Exchange Act of 1934 and no proxies are being solicited from the holders of our Class B common stock. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being sent to shareholders is April 24, 2000. You should review this information in conjunction with our 1999 Annual Report to Shareholders which accompanies this proxy statement.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during 1999 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

         Only shareholders of record at the close of business on the record date, April 17, 2000, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

WHAT ARE THE VOTING RIGHTS OF SHAREHOLDERS?

         We currently have outstanding two classes of common stock, Class A common stock and Class B common stock, both of which are entitled to vote at the meeting. Each holder of the Class A common stock is entitled to one vote per share on all matters that are voted on at the meeting. The holders of Class A common stock vote separately as a class to elect 25 percent of our directors. Currently, this means the Class A common shareholders will elect two of our directors. Each holder of the Class B common stock is entitled to 10 votes per share on all matters voted on at the meeting except for the election of directors, for which each Class B common shareholder is entitled to one vote per share. The Class B common shareholders vote separately as a class to elect 75 percent of our directors. Currently, this means the Class B common shareholders will elect six of our directors. On all matters except the election of directors, the holders of both classes of common stock vote together as a single class.

WHO MAY ATTEND THE MEETING?

         All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of each of the Class A and Class B common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 4,838,566 shares of our Class A common stock and 2,676,947 shares of our Class B common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

         If less than a majority of the outstanding shares of each class of common stock are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board's recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote FOR election of its nominees for directors (see page 7).

         Our board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees for directors. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         ELECTION OF DIRECTORS. The holders of our Class A common stock and Class B common stock will each vote separately as a class for the election of directors. The affirmative vote of a plurality of the votes cast at the meeting by each class of common stock (either in person or by proxy) is required for the election of directors by that class.

         OTHER ITEMS. For each other item, the affirmative vote of a plurality of the votes cast at the meeting by both classes of common shareholders, voting together as a single class (either in person or by proxy), will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

WHAT ARE THE EFFECTS OF "BROKER NON-VOTES"?

         If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by these "broker non-votes" will, however, be counted in determining whether there is a quorum. As a result, "broker non-votes" will have the effect of a negative vote on some matters.

WHO WILL PAY FOR THE PREPARATION OF THE PROXY?

         We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

         Our principal executive offices are located at 1870 The Exchange, Suite 200, Atlanta, Georgia 30339, and our telephone number is (800) 497-7659. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any shareholder.

                                 STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF OUR STOCK AND HOW MUCH DO OUR DIRECTORS AND EXECUTIVE OFFICERS OWN?

         The following table shows the amount of each class of common stock beneficially owned as of April 17, 2000 by (a) each of our directors and nominees for director, (b) each of our current executive officers named in the Summary Compensation Table below, (c) all of our directors and current executive officers as a group, and (d) each person known by us to own beneficially more than five percent of our outstanding common stock. Unless otherwise indicated, the address of each person is 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.

                                              CLASS A COMMON STOCK         CLASS B COMMON STOCK
                                             BENEFICIALLY OWNED(1)(2)      BENEFICIALLY OWNED(1)         COMBINED
                                            ---------------------------- ---------------------------   VOTING POWER OF
NAME AND ADDRESS                                SHARES         PERCENT(3)   SHARES        PERCENT(3)   VOTING STOCK
                                            ----------------  ---------- --------------  -----------  ----------------
Michael  W.  Cook  Asset   Management,
   Inc. (4)...........................             662,906      13.7 %         --            --              2.1 %
Dimensional Fund Advisors Inc. (5)....             266,420       5.5 %         --            --              *
Triad Capital Fund (6)................             221,353       4.8 %       1,333,032     49.8 %           42.9 %
Cesar L. Alvarez(7) (20)..............              10,000       *             --            --              *
Anthony F. Bova(8) (22)...............             424,200       8.1 %         --            --              *
John A. Geary(9) (21).................              41,570       *             --            --              *
Gary A. Crutchfield(10)(21)...........               8,400       *             --            --              *
Phillip T. George, M.D.(11) (12) (22).             505,288      10.4 %         608,319     22.7 %           20.8 %
Larry D. Horner (13) (20).............              10,000       *             --            --              *
Charles D. Murphy, III (14) (20)......              28,540       *              17,762      *                *
Joseph D. Piccione (15) (21)..........              29,000       *             --            --              *
Earl W. Powell (11) (16) (22).........             518,737      10.6 %         717,834     26.8 %           24.3 %
Paul Rudovsky (17) (22)...............             182,600       3.7 %         --            --              *
Chester B. Vanatta (18) (20)..........              60,807       1.3 %         --           *                *
All directors  and executive  officers
   as a group (11 persons) (19).......           2,040,495      36.5 %       2,676,947    100.0 %           89.0 %

---------------------

* Represents less than 1% of our outstanding common stock.

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which the person has the right to acquire within 60 days after such date. For purposes of computing the outstanding shares held by each person named above on a given date, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Although each named person is deemed to be the beneficial owner of shares that may be acquired within 60 days through the exercise of exchange or conversion rights, and the Class B common stock is immediately convertible into Class A common stock on a one-for-one basis, the number of shares set forth opposite each person does not include shares of Class A common stock issuable upon conversion of Class B common stock.

(3) The percentage of each class is calculated based upon the total number of shares of each class outstanding on April 17, 2000.

(4) Based on a Schedule 13G, dated February 23, 1999, filed by Michael W. Cook Asset Management, Inc. with the Securities and Exchange Commission (the "SEC"), which indicates that its address is 1613 Winchester Road, Suite 210, Memphis, Tennessee 38116.

(5) Based on a Schedule 13G, dated February 3, 2000, filed by Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under the Investment Advisors Act of 1940, with the SEC, which indicates that all such shares are owned by advisory clients of Dimensional, that Dimensional disclaims beneficial ownership of such shares, and that its address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6) Triad Capital Fund is an Illinois limited partnership of which Trivest of Florida, Ltd., a Florida limited partnership ("Trivest of Florida"), is general partner. The general partner of Trivest of Florida is Trivest, Inc., a Delaware corporation ("Trivest"), that is owned by Dr. George and Mr. Powell. Blue Sky Partners, a Florida general partnership whose partners are Dr. George and Mr. Powell ("Blue Sky Partners"), and Dr. George are limited partners of Triad Capital Fund. In addition, Blue Sky Partners, Mr. Powell and Dr. George are limited partners of Trivest of Florida.

(7) The number of shares of Class A Common Stock indicated includes 10,000 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan (the "1987 Plan"). Mr. Alvarez' address is c/o Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131.

(8) The number of shares of Class A Common Stock indicated includes (i) 35,000 shares directly owned with his wife as tenants in common; (ii) 370,000 shares issuable upon exercise of presently exercisable options granted under the Company's Amended and Restated 1990 Stock Option Plan (the "1990 Plan"); and (iii) 19,200 shares issuable upon exercise of shares issuable upon exercise of presently exercisable options granted under the Company's 1997 Stock Option Plan (the "1997 Plan"). Mr. Bova's address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(9) The number of shares of Class A Common Stock indicated includes (i) 70 shares directly owned; (ii) 19,500 shares issuable upon exercise of presently exercisable options granted under the 1987 Plan; (iii) 12,000 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan; and (iv) 10,000 shares issuable upon exercise of presently exercisable options granted under the 1997 Plan. Mr. Geary's address is 57850 Tailwind Court, Elkhart, Indiana 46517.

(10) The number of shares of Class A Common Stock indicated includes (i) 6,000 shares issuable upon exercise of presently exercisable options granted under the 1998 Plan and (ii) 2,400 shares issuable upon exercise of presently exercisable options granted under the 1999 Plan. Mr. Crutchfield's address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(11) Excludes shares indicated as beneficially owned by Triad Capital Fund. See footnote 7 above.

(12) The number of shares of Class A Common Stock indicated includes (i) 396,416 shares directly owned; (ii) 63,934 shares held of record by Dr. George as custodian for his minor children under the Florida Uniform Gifts to Minors Act, as to which Dr. George disclaims beneficial ownership; (iii) 13,813 shares held of record by Trivest Plan Sponsor, Inc., a Delaware corporation ("Trivest Plan Sponsor"), owned by Dr. George and Mr. Powell; and (iv) 31,125 shares issuable upon exercise of presently exercisable options granted pursuant to the 1990 Plan. The number of shares of Class B Common Stock indicated includes 608,319 shares directly owned. Dr. George's address is 2601 South Bayshore Drive, Suite 725, Miami, Florida 33133.

(13) The number of shares of Class A Common Stock indicated includes 10,000 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan. Mr. Horner's address is 100 Park Avenue, 28th Floor, New York, New York 10017.

(14) The number of shares of Class A Common Stock indicated includes (i) 11,352 shares directly owned and (ii) 17,188 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan. The number of shares of Class B Common Stock indicated reflects 17,762 shares directly owned. Mr. Murphy's address is 4019 Los Arabis Drive, Lafayette, California 94549.

(15) Represents (i) 2,000 shares issuable upon exercise of presently exercisable options granted under the 1987 Plan; (ii) 8,000 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan; and
     (iii) 19,000 shares issuable upon exercise of presently exercisable options granted under the 1997 Plan. Mr. Piccione's address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(16) Excludes 2,690 shares of Class A Common Stock beneficially owned by Mr. Powell's spouse and held by her in an Individual Retirement Account, as to which Mr. Powell disclaims beneficial ownership. The number of shares of Class A Common Stock indicated includes (i) 427,299 shares directly owned;
     (ii) 13,813 shares held of record by Trivest Plan Sponsor; and (iii) 77,625 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan. The number of shares of Class B Common Stock indicated reflects 717,834 shares directly owned.

(17) The number of shares of Class A Common Stock indicated includes (i) 48,000 shares directly owned; (ii) 87,000 shares issuable upon exercise of presently exercisable options granted under the 1987 Plan; (iii) 30,000 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan; and (iv) 17,600 shares issuable upon exercise of presently exercisable options granted under the 1997 Plan. Mr. Rudovsky's address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(18) The number of shares of Class A Common Stock indicated includes (i) 38,619 shares directly owned and (ii) 17,188 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan. Mr. Vanatta's address is 5140 East Mission Hill Drive, Tucson, Arizona 85718.

(19) Includes the shares owned indirectly by Mr. Powell and Dr. George through Triad Capital Fund.

(20) The named individual is a director of the Company.

(21) The named individual is an executive officer of the Company.

(22) The named individual is a director and executive officer of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To our knowledge, based solely on a review of the copies of filings furnished to us and representations that no other reports were required, we believe that all of our officers, directors and greater than 10 percent beneficial owners complied during 1999 with the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, except that each of Mr. Powell and Dr. George amended a report on Form 4 that had been previously filed in a timely manner to correct a clerical error.

                              ELECTION OF DIRECTORS

         Our bylaws provide that the board of directors shall consist of not fewer than two nor more than nine members. At present, the board of directors consists of eight members: two directors elected by the holders of Class A common stock and six directors elected by the holders of Class B common stock. The present term of all such directors will expire at the meeting. Each of the eight directors to be elected at the meeting will serve for a one-year term expiring at the 2001 annual meeting of shareholders and until a successor has been duly elected and qualified. The board of directors proposes that the nominees described below, both of whom are currently serving as Class A directors, be re-elected by the holders of Class A common stock for a new one-year term and until their successors are duly elected and qualified.

DIRECTORS STANDING FOR ELECTION

         The holders of our Class A common stock, voting separately as a class, will elect two Class A directors at the meeting. The board of directors has nominated Charles D. Murphy, III and Chester B. Vanatta, both of whom are currently serving as Class A directors, to stand for re-election and proxies representing our Class A common stock will be voted for them absent contrary instructions. For additional information concerning Messrs. Murphy and Vanatta, including a description of their business experience, please see "Management--Directors and Executive Officers" beginning on page 9.

         The holders of our Class B common stock, voting separately as a class, will elect six Class B directors at the meeting. The board of directors has nominated Earl W. Powell, Phillip T. George, M.D., Anthony F. Bova, Paul Rudovsky, Cesar L. Alvarez and Larry D. Horner, all of whom are currently serving as Class B directors, to stand for re-election.

         The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of the nominees for director to be elected by the holders of Class A common stock is unable to accept election or if any other unforeseen contingencies should arise, the board of directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.

HOW ARE DIRECTORS COMPENSATED?

         FEES. We pay each of our non-employee directors an annual fee of $14,000, which is paid quarterly, and a $750 fee for each meeting of the board they attend. Additionally, we pay members of our audit committee and our compensation committee a fee for each committee meeting they attend. If the meeting is held on the same day as a meeting of the full board, the fee is $300; if not, the fee is $600. We also reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors.

         OPTIONS. All of our directors are eligible to receive grants of stock options under one or more of our stock option plans. None of our non-employee directors were granted stock options in 1999.

HOW OFTEN DID THE BOARD MEET DURING 1999?

         The board of directors held four meetings during 1999 and also took action by written consent. Each of our directors attended more than 75% of the total number of meetings of the board and committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         Our board of directors has established four standing committees: an executive committee, an audit committee, a nominating committee and a compensation committee.

         EXECUTIVE COMMITTEE. The executive committee has, and may exercise, all of the power and authority of the board of directors in the management of our business and affairs. The executive committee also administers our 1987 Disinterested Directors Stock Option Plan. The current members of the executive committee are Dr. George, who chairs the committee, and Messrs. Powell and Bova. The executive committee held no meetings during 1999, but did take action by unanimous written consent.

         AUDIT COMMITTEE. The audit committee of our board of directors reviews and monitors our corporate financial reporting and our external audits, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. The audit committee also consults with our management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. The current members of the audit committee are Mr. Vanatta, who chairs the committee, and Messrs. Murphy and Horner. The audit committee held two meetings during 1999.

         NOMINATING COMMITTEE. The nominating committee considers and recommends to the board of directors a slate of nominees for election as our directors at the annual meeting of our shareholders. The nominating committee also recommends candidates for election by the board of directors to fill vacancies on the board when they occur. Additionally, from time to time the nominating committee evaluates, and makes recommendations to the board of directors regarding, the size and compensation of the board. Although the nominating committee does not solicit suggestions for nominees, the committee will consider nominees recommended by our shareholders if the recommendations are accompanied by biographical data and are sent to our company secretary. The current members of the nominating committee are Mr. Horner, who chairs the committee, Mr. Powell and Dr. George. The nominating committee held no meetings in 1999, but did take action by written consent.

         COMPENSATION COMMITTEE. The compensation committee is responsible for setting and administering the policies that govern the compensation of our executive officers. The compensation committee has the exclusive power to make compensation decisions affecting Mr. Powell, Dr. George, Mr. Bova and Trivest, and makes recommendations to the board of directors on compensation matters affecting our other executive officers. The compensation committee also administers our stock option plans. The current members of the compensation committee are Mr. Horner, who chairs the committee, and Messrs. Murphy and Vanatta. The compensation committee held one meeting and took action by written consent in 1999.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table, together with the accompanying text, present certain information, as of April 17, 2000, with respect to each of our directors and executive officers. Each of our directors is a United States citizen. Each of our directors is elected annually and serves until the next annual meeting of shareholders or until a successor is duly elected and qualified. Each of our executive officers serves until the election and qualification of his successor or until his death, resignation or removal by our board of directors.

NAME                                           AGE     POSITION(S) HELD WITH THE COMPANY
----                                           ---     ---------------------------------
Earl W. Powell.........................        61      Chairman of the Board

Phillip T. George, M.D.................        60      Vice  Chairman  of the Board and  Chairman  of the  Executive
                                                       Committee of the Board of Directors
Anthony F. Bova........................        54      President, Chief Executive Officer and Director

Paul Rudovsky..........................        55      Executive Vice President - Finance and Administration,  Chief
                                                       Financial Officer and Director

John A. Geary..........................        53      Vice  President and General  Manager,  Profile  Extrusion and
                                                       Injection Molding Divisions
Joseph J. Piccione.....................        38      Vice President and General Manager, Stretch Film Division

Gary A. Crutchfield....................        50      Vice President and General Manager,  Custom and Institutional
                                                       Film Division

Cesar L. Alvarez.......................        52      Director

Larry D. Horner........................        66      Director

Charles D. Murphy, III.................        56      Director

Chester B. Vanatta.....................        64      Director

         There are no family relationships among the our executive officers or directors.

         EARL W. POWELL, one of our cofounders, has served as Chairman of our Board of Directors since our organization. Mr. Powell also served as our Chief Executive Officer from our organization until February 1995 and served as our President from November 1993 to February 1995. Mr. Powell has served as Chairman of the Board of Biscayne Apparel, Inc., a publicly traded company whose principal subsidiaries are engaged in the apparel industry, since October 1985 and also presently serves as Chief Executive Officer of Biscayne. In February 1999, Biscayne and its principal subsidiary M & L International, Inc. filed petitions for protection under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. Mr. Powell also serves as Chairman of the Board, President and Chief Executive Officer of Trivest, Inc., a private investment firm formed by Mr. Powell and Dr. George in 1981 that specializes in management services and acquisitions, dispositions and leveraged buyouts. From 1971 until 1985, Mr. Powell was a partner with KPMG Peat Marwick, certified public accountants, where his positions included serving as managing partner of Peat Marwick's Miami office.

         PHILLIP T. GEORGE, M.D., one of our cofounders, has served as the Vice Chairman of our Board of Directors since our organization and as Chairman of the Executive Committee of the Board of Directors since February 1990. Since January 2000, Dr. George has served as the Chairman and Chief Executive Officer of Biometics, LLC, a medical device company, as his principal occupation. From 1986 until December 1999, Dr. George served as the Vice Chairman of the Board of Trivest. Dr. George was previously engaged in the private practice of plastic and reconstructive surgery.

         ANTHONY F. BOVA has been our President, Chief Executive Officer and a director since February 1995. From June 1991 to October 1994, Mr. Bova served as the Senior Vice President and General Manager of Packaging Corporation of America, a manufacturer and distributor of consumer packaging products. From June 1988 to May 1991, Mr. Bova served as Senior Vice President of Avery Dennison Corporation, a producer and distributor of labels, identification systems and office products.

         PAUL RUDOVSKY joined the company in March 1995 and was appointed a director in November 1995. From October 1992 to August 1993, Mr. Rudovsky served as an independent consultant to CCC Information Services Group, Inc. (formerly Infovest Corporation), a provider of information services to the insurance industry. From October 1985 to March 1992, Mr. Rudovsky was the President and Chief Executive Officer of Rudd Manufacturing Co., Inc., a clothing manufacturer. Mr. Rudovsky has been a member of the Corporation of the Massachusetts Institute of Technology since June 1996.

         JOHN A. GEARY has served as the Vice President and General Manager of our Profile Extrusion Division since March 1995 and our Injection Molding Division since November 1995. These divisions together constitute our Molded Products Group. Mr. Geary joined us in October 1994 as the President of our Profile Extrusion Division. From October 1989 to July 1994, Mr. Geary served as the Vice President and General Manager of the plastics division of Aeroquip Corporation.

         JOSEPH J. PICCIONE joined us in January 1996 and was appointed Vice President and General Manager of our Custom and Institutional Film Division in August 1996. In May 1997, he was appointed Vice President and General Manager of our Stretch Film Division. From April 1993 until December 1995, Mr. Piccione served as Business Manager of the Searcy Packaging Division of Bruce Corporation. From July 1986 to July 1992, he was a Product Manager for Mobil Chemical Company.

         GARY A. CRUTCHFIELD has served as Vice President and General Manager of our Custom and Institutional Film Division since October 1998. From 1974 until 1998, Mr. Crutchfield was employed by Sonoco Products Company, a Fortune 500 paper and plastics packaging company, in various capacities, including serving as the Vice President of the company's Special Products Group from 1991 until 1994, and serving as Vice President and General Manager of its Industrial Container Division from 1994 until 1998.

         CESAR L. ALVAREZ was appointed as one of our directors in May 1995. Mr. Alvarez has been a lawyer with the law firm of Greenberg Traurig, P.A. for over twenty years, where he has served as the chairman of its corporate, securities and banking department and currently serves as the firm's Chief Executive Officer and Managing Shareholder. Mr. Alvarez also serves as a director of FDP Corp., Pediatrix Medical Group, Inc., Texpack, N.V. and Watsco, Inc.

         LARRY D. HORNER was appointed as one of our directors in March 1995, has been the Chairman of the Board of Directors of Pacific USA Holdings Corp., a merchant banking firm since August 1994 and the Chairman of the Board of Laidlaw Holdings, Inc. since July 1995. Mr. Horner also serves as Chairman of the Board and Chief Executive Officer of Asia Pacific Wire & Cable Company Ltd. From April 1991 until August 1994, he served as a Managing Director of Arnhold & S. Bleichroeder, Inc. From 1962 until April 1991, Mr. Horner was a partner with Peat Marwick, where he served as Chairman and Chief Executive Officer from 1984 until his retirement. Mr. Horner also serves as a director of American General Corporation, Phillips Petroleum Company, Newmark Homes Corp. and Biological & Popular Culture, Inc.

         CHARLES D. MURPHY, III, was appointed as one of our directors in October 1987, and is a financial consultant and an Adjunct Professor of Finance at the McLaren School of Business of the University of San Francisco. From June 1981 until December 1989, he was an officer of Sutro & Co. Incorporated, an investment banking and securities brokerage firm, and served most recently as Executive Vice President and Director of Corporate Finance for that firm.

         CHESTER B. VANATTA was appointed as one of our directors in February 1987, and is a business consultant. From 1985 until May 1990, he was an Executive in Residence and the Paul J. Adam Distinguished Lecturer for the School of Business at the University of Kansas. Mr. Vanatta was formerly Vice Chairman of Arthur Young & Company (now Ernst & Young LLP), certified public accountants.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table sets forth information concerning the compensation paid by us for the fiscal years ended December 31, 1999, 1998 and 1997 to our Chief Executive Officer and each of our four other most highly compensated executive officers.

                                        SUMMARY COMPENSATION TABLE
                                        --------------------------
                                                                             LONG-TERM COMPENSATION
                                                                             ----------------------
                                           ANNUAL COMPENSATION                   AWARDS       PAYOUTS
                                           -------------------                   ------       -------
                                                               OTHER ANNUAL   SECURITIES       LTIP       ALL OTHER
                                                               COMPENSATION   UNDER-LYING     PAYOUTS  COMPENSATION($)
  NAME AND PRINCIPAL POSITION  YEAR   SALARY($)    BONUS($)       ($)(1)     OPTIONS(#) (2)     ($)
-----------------------------  ----   ---------    --------    ------------  --------------   -------  ---------------
Anthony F. Bova                1999    331,470     163,942       --               --            --        3,573(3)
  President and Chief          1998    322,620     323,038       --             48,000          --        1,913(3)
  Executive Officer            1997    332,339        --         --               --            --        3,878(3)


Paul Rudovsky                  1999    205,068     151,201       --               --            --        3,573(3)
  Executive Vice President     1998    198,983     148,967       --             44,000          --        1,913(3)
  and Chief Financial Officer  1997    202,834        --         --               --            --        3,878(3)


John A. Geary                  1999    151,873      85,000       --               --            --        3,573(3)
  Vice President - Profile     1998    142,016      44,330       --             25,000          --        1,913(3)
  Extrusion Division           1997    138,010        --         --             20,000          --        3,878(3)


Joseph J. Piccione             1999    190,541     100,000     19,118(4)        15,000          --        3,573(3)
  Vice President - Stretch     1998    168,077     140,000         --           25,000          -         1,913(3)
  Film Division                1997    145,608      50,000     28,677(5)        25,000          --        3,134(3)


Gary A. Crutchfield            1999    200,000      80,000       --             12,000          --        1,426(3)
  Vice President - Custom      1998     42,308      35,000(6)    --             30,000          --         --
  and Institutional Film       1997       --          --         --               --            --         --
  Division

-------------------------

(1)  Except as otherwise provided in this table, no amounts for perquisites and other personal benefits received by any of the named executive officers are shown because the aggregate dollar amounts were lower than the reporting requirements established by the rules of the SEC.

(2)  Shares of our Class A common stock underlie these options.

(3)  Represents matching contributions by us under our 401(k) Plan.

(4)  Includes (i) $12,029 for relocation and temporary living expenses and (ii) $7,089 for taxes due in connection with certain of the payments described in the preceding clause.

(5)  Includes (i) $18,672 for relocation and temporary living expenses incurred in connection with the commencement of Mr. Piccione's employment with the Company, (ii) $8,186 to reimburse Mr. Piccione for taxes due in connection with certain of the payments described in the preceding clause (i), and (iii) $1,819 for other perquisites.

(6)  Represents a signing bonus paid in connection with the commencement of Mr. Crutchfield's employment with the
     Company.

STOCK OPTION GRANTS

         The following table sets forth information concerning the grant of stock options in 1999 to our Chief Executive Officer and our four other highest paid executive officers named in the Summary Compensation Table in 1999. We did not grant any stock appreciation rights in 1999.

                           OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                         --------------------------------------

                         NUMBER OF                                             POTENTIAL REALIZABLE VALUE
                         SECURITIES    % OF TOTAL                               AT ASSUMED ANNUAL RATES
                         UNDERLYING     OPTIONS        EXERCISE                OF STOCK PRICE APPRECIATION
                         OPTIONS       GRANTED TO      OR BASE                      FOR OPTION TERM(2)
                          GRANTED     EMPLOYEES IN      PRICE      EXPIRATION  ---------------------------
NAME                      (#)(1)      FISCAL YEAR      ($/SH)        DATE          5%($)           10%($)
-------------------      ---------    ------------     --------    ----------  ------------  ------------
Joseph J. Piccione         15,000          32 %         8.8125     2/09/09         86,187          215,531

Gary A. Crutchfield        12,000          26 %         8.8125     2/09/09         68,950          172,424

-------------------------

(1)  Represents options to purchase shares of our Class A common stock. The options become exercisable for
     20% of the underlying shares on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as the named executive remains employed by us or one of our subsidiaries. To the extent they are not already exercisable, the options generally become fully exercisable if we are liquidated or dissolved, upon a sale or other disposition of all or substantially all of our assets, or a merger or consolidation after which our existing shareholders cease to hold more than 50% of the voting power of the resulting entity. In addition, the compensation committee of our board of directors may, in its discretion, accelerate the date on which any option may be exercised, and may accelerate the vesting of any shares subject to any option.

(2)  Potential realizable value assumes that the stock price increases from the date of the grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate or projection of the future price of our Class A common stock. We do not believe that this method accurately illustrates the potential value of a stock option.

STOCK OPTION EXERCISES AND VALUES FOR FISCAL 1999

         The following table sets forth information, with respect to the named executive officers, concerning options exercised in 1999 and unexercised options held by them as of the end of such fiscal year:

                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
                              --------------------------------------------------------------------------------
                                                      NUMBER OF UNEXERCISED OPTIONS  VALUE OF UNEXERCISED IN-THE-MONEY
                                                           AT DECEMBER 31, 1999      OPTIONS AT DECEMBER 31, 1999($)(1)
                            SHARES                                                   ----------------------------------
                           ACQUIRED         VALUE     -----------------------------
         NAME             ON EXERCISE     REALIZED     EXERCISABLE  UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
---------------------     -----------     --------    ------------  ---------------  -----------     -------------
Anthony F. Bova......           -            -           304,600       118,400        $1,775,350       $807,650

Paul Rudovsky........           -            -           107,800        76,200        $  765,550       $565,950

John A. Geary........           -            -            28,000        39,500        $  200,250       $286,625

Joseph J. Piccione...           -            -            15,000        56,000        $  108,875       $394,188

Gary A. Crutchfield..           -            -             6,000        36,000        $   48,000       $254,250

-------------------------

(1)  The closing sales price per share for our Class A common stock as reported by the American Stock Exchange on December 31, 1999 was $14.00. The option value is calculated by multiplying (a) the positive difference, if any, between $14.00 and the option exercise price by (b) the number of shares of Class A common stock underlying the option.

REPORT OF THE COMPENSATION COMMITTEE

         THE FOLLOWING REPORT ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH INCLUDED ELSEWHERE IN THIS PROXY STATEMENT DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE IN ANY OTHER FILING OF OURS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN.

         Under rules established by the Securities and Exchange Commission, we are required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting our executive officers (including the executive officers named in the Summary Compensation Table above) during the past fiscal year. The report of our compensation committee is set forth below.

         Anthony F. Bova became our President and Chief Executive Officer in February 1995. In 1995, the compensation committee approved a five-year employment agreement with Mr. Bova, which was amended in 1999 to extend his employment term until 2001. Our agreement with Mr. Bova provides for a base salary (subject to annual cost of living increases) which the committee believes to be consistent with industry parameters. The employment agreement also provides customary benefits and annual performance-based cash bonuses for Mr. Bova that are tied to incremental increases in our earnings per share. Prior to fiscal 1999, the compensation committee granted to Mr. Bova options to purchase shares of our Class A common stock at a price equal to the market price on the date of grant. No options were granted to Mr. Bova in 1999. The compensation committee believes that the attributes of Mr. Bova's compensation provide appropriate performance-based incentives.

         The compensation committee's general philosophy with respect to the compensation of our other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to our long-term success and to recognize an individual's contribution and personal performance. In addition, we maintain stock option plans which are designed to attract and retain executive officers and other employees and to reward them for delivering long-term value to us. Pursuant to these plans, in 1999 the compensation committee approved fair market value option grants to certain executive officers.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of plans) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 1999 in excess of $1 million.

         Larry D. Horner
         Charles D. Murphy, III
         Chester B. Vanatta

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of our compensation committee is or has been an officer or employee of ours or serves as member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Additionally, none of the members of our compensation committee had any relationship with us in 1999 requiring disclosure under "Certain Relationships and Related Transactions" beginning on page 18.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         We have entered into an employment agreement, effective as of February 1, 1995, with Anthony F. Bova, our President and Chief Executive Officer. We have also entered into an employment agreement, effective as of March 6, 1995, with Paul Rudovsky, our Executive Vice President-Finance and Administration. These employment agreements had an initial term of five years, and both were amended in 1999 to extend the term for an additional year. Both of the agreements provide for annual base salaries (subject to annual cost of living increases), customary benefits and annual performance-based cash bonuses tied to incremental increases in our earnings per share (subject to adjustments contained in the agreements). In addition, the agreements provide severance payments upon termination without cause. If we terminate Mr. Bova's employment without cause, he is entitled to a sum of $300,000, which is payable by us in twelve equal installments beginning on the effective date of termination. If we terminate Mr. Rudovsky without cause, he is entitled to a sum equal to his then current base salary, which is payable by us in twelve equal monthly installments beginning on the effective date of termination. Joseph J. Piccione, the Vice President of our Stretch Film Division, is employed pursuant to a letter agreement effective as of August 20, 1998, which entitles Mr. Piccione to receive an amount equal to one year of his base salary if we terminate his employment without cause. Gary A. Crutchfield, the Vice President of our Custom and Institutional Film Division, is employed pursuant to a letter agreement effective as of October 12, 1998, which entitles Mr. Crutchfield to receive an amount equal to one year of his base salary if we terminate his employment without cause.

         In August 1999, we entered into severance agreements with Messrs. Bova, Rudovsky, Geary, Piccione and Crutchfield, which provide for payments to these officers if their employment is terminated after we have experienced certain changes in control. These agreements have an initial term until December 31, 2000, and automatically renew for additional one-year terms unless we give 90 days' notice of nonrenewal. The agreement with Mr. Bova will remain in effect for one year after a change in control, and the agreements with Messrs. Rudovsky, Geary, Piccione and Crutchfield may be terminated six months after a change in control. Under Mr. Bova's agreement, if, after a change in control, he is terminated for cause or voluntarily resigns other than for a good reason (as defined in the agreement), he is entitled to base salary up to the date of termination, along with any benefits under any retirement plan we then have in effect. If Mr. Bova is terminated without cause, or voluntarily resigns for a good reason (as defined in the agreement), he is entitled to base salary through the date of termination, any accrued bonus, a severance payment of twice his then current annual salary, any legal fees incurred by him as a result of the termination, and a two-year continuation of coverage under any insurance plans in which he was participating at the date of termination. Under our agreement with Mr. Rudovsky, if, after a change in control, he is terminated without cause or voluntarily resigns for a good reason (as defined in the agreement) he is entitled to base salary through the date of termination, any accrued bonus, a severance payment equal to his then current annual salary, any legal fees incurred by him as a result of the termination, and a one year continuation of coverage under any insurance plans in which he was participating at the date of termination. Our agreements with Messrs. Geary, Piccione and Crutchfield, provide for payment of base salary through the date of termination, any accrued bonus, a severance payment equal to the executive's then current annual salary, any legal fees incurred by any of them as a result of the termination, and a six month continuation of coverage under any insurance plans in which the executive was participating at the date of termination.

         Each of our executive officers holds options to purchase shares of our common stock that were granted under our stock option plans. To the extent not already exercisable, these options generally become exercisable upon our liquidation or dissolution, a sale or other disposition of all or substantially all of our assets, or a merger or consolidation where (i) we are not the surviving entity, or (ii) a controlling amount of the voting power of the our voting stock is acquired. In addition, the compensation committee of our board of directors may grant "limited stock appreciation rights" with respect to options granted under our 1987 Stock Option Plan. With these limited stock appreciation rights, if a third party makes a tender offer or exchange offer for more than 20% of our outstanding common stock, the options with respect to which the rights were granted will automatically be canceled in return for a cash payment to the holder of the options that is equal to the difference between the highest price paid per share by the acquiror in the tender or exchange offer and the exercise price of the options.

PERFORMANCE GRAPH

         The following graph compares, for the five year period ended on December 31, 1999, the cumulative total shareholder return on our Class A common stock against the cumulative total return of:

/bullet/ the Russell 2000 Index; and

/bullet/ a peer group consisting of us and four other publicly traded plastics companies that we have selected.

         The graph assumes $100 was invested on 12/31/94 in our Class A common stock, the peer group and the Russell 2000 Index, and the reinvestment of all dividends. The companies included in the peer group were AEP Industries Inc., Atlantis Plastics, Inc., Bemis Company, Inc., Intertape Polymer Group and Spartech Corporation.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG ATLANTIS PLASTICS, INC., THE RUSSELL 2000 INDEX
                             AND A PEER GROUP INDEX




================================================================================

                          12/94   12/95     12/96     12/97   12/98     12/99
--------------------------------------------------------------------------------

 Atlantis Plastics, Inc.   100    88.59     170.85    91.75   134.99   236.23
--------------------------------------------------------------------------------

 Peer Group                100   119.62     187.95   202.26   189.47   195.40
--------------------------------------------------------------------------------

 Russell 2000              100   128.44     149.77   183.23   178.09   212.98
================================================================================

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         TRIVEST MANAGEMENT AGREEMENT. Since our organization, Trivest has rendered consulting, financial and management services to us, including advice and assistance with respect to acquisitions, pursuant to management agreements between us and Trivest which have been replaced and amended from time to time. The management agreement currently in effect commenced as of January 1, 1998 and continues through December 31, 2002 unless terminated earlier. The management agreement provides for Trivest to be our exclusive business manager and consultant (subject to the our right to engage additional financial advisors in connection with certain material transactions if approved by the our board of directors). Trivest's services include advice and assistance concerning any and all aspects of our operations, planning and financing, including identifying and assisting with acquisitions and identifying executive personnel for us. The management agreement also provides that neither Trivest nor any of its affiliates (other than us) will invest in, acquire, manage or otherwise provide services with respect to any entity principally engaged in the plastics industry (or any other industry designated by our board of directors so long as Trivest has no management, acquisition or other commitment or interest with respect to such designated industry), unless specifically approved by our board of directors, including a majority of independent directors. Trivest's base compensation is $750,000 annually, payable quarterly and subject to annual adjustments to reflect changes in the consumer price index. If we acquire or commence new business operations, we and Trivest will in good faith determine whether and to what extent the base compensation should be increased as a result. As additional incentive compensation, we also pay Trivest an annual payment equal to 1% of our earnings for that year before interest, taxes, depreciation and amortization and before compensation to Trivest under the management agreement, but only if our earnings before expenses exceed $20,000,000. We will also pay Trivest a one-time fee, to be determined on a case by case basis by us and Trivest in good faith, with respect to (i) any acquisition or disposition of a business operation which is introduced or negotiated by Trivest and (ii) certain other transactions that do not occur in the normal course of our business involving or resulting from Trivest's efforts on our behalf, including public or private financings.

         For 1999, the total fees and related expenses we paid to Trivest under the management agreement were approximately $1,150,000.

         TRIVEST LEGAL DEPARTMENT. Trivest maintains an internal legal department which accounts for its time on an hourly basis and bills Trivest and its affiliates, including us, for services rendered at prevailing rates. In 1999, we paid Trivest approximately $79,452 for services rendered by the Trivest legal department. We believe that the fees charged by the Trivest legal department in 1999 were no less favorable to us than fees charged by unaffiliated third parties for similar services.

         STOCK OPTION EXERCISES. In 1999, we loaned Dr. George and Messrs. Powell, Murphy and Vanetta, all of who are directors of ours, $115,500, $184,800, $32,585 and $23,100, respectively, in connection with their exercise of options to acquire 26,250, 42,000, 5,250 and 5,250 shares, respectively, of our Class A common stock. Each loan is evidenced by a promissory note due March 16, 2002 that bears interest at a simple, per annum rate equal to Citibank's prime rate in effect from time to time, and is collateralized by the shares of Class A common stock.

         In 1998, we loaned Dr. George and Messrs. Powell, Murphy and Vanetta $200,103.75, $600,311.25, $78,906.06 and $100,050.06, respectively, in connection with their exercise of options to acquire 165,375, 55,125, 17,762 and 27,562 shares of our Class B common stock, respectively. These loans were made on the same terms and conditions as the above loans and are due February 2001. All these loans remain outstanding except for Mr. Vanetta's, which was repaid in full in April 1998.

         MISCELLANEOUS. Mr. Alvarez, one of our directors, is a shareholder of Greenberg Traurig, P.A., a law firm which has been engaged to perform legal services for us in the past and which may be so engaged in the future. The fees we paid to Greenberg Traurig for legal services in 1999 did not exceed five percent of the law firm's revenues.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP ("Ernst & Young") were our independent public accountants for the year ended December 31, 1999 and will serve in that capacity for the 2000 fiscal year unless the board of directors deems it advisable to make a substitution. It is not expected that representatives of Ernst & Young will attend the annual meeting.

         The accounting firm of Coopers & Lybrand L.L.P. (now known as PricewaterhouseCoopers LLP, "PWC") served as our independent public accountants with respect to calendar years 1990-1997. Effective April 6, 1998, PWC was dismissed by our board of directors (pursuant to a duly authorized telephone conference call on April 6, 1998) based upon the recommendation of the audit committee of our board of directors (which recommendation was made pursuant to a duly authorized telephone conference call on April 6, 1998). During the 1997 calendar year, there were no (i) disagreements between us and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter of the disagreement in connection with its reports, or (ii) reportable events as defined in paragraph (a) (1) (v) of Item 304 of Regulation S-K. PWC's reports on our financial statements for the most recent calendar year did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Upon recommendation by the audit committee effective April 6, 1998, our board of directors engaged Ernst & Young as our independent public accountants for calendar year 1998. Between January 1, 1996 and April 6, 1998, Ernst & Young was not consulted regarding any matters set forth in paragraphs (a) (2) (i) or (ii) of Item 304 of Regulation S-K.


                         1999 ANNUAL REPORT ON FORM 10-K

         We have mailed, with this proxy statement, a copy of our annual report to each shareholder of record as of April 17, 2000. If a shareholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such shareholder addressed to our Secretary at Atlantis Plastics, Inc., 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.

                                  OTHER MATTERS

         As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors. If, however, any other matter should properly come before the annual meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         Shareholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2001 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by us on or before January 26, 2001.

         Shareholders interested in presenting a proposal for consideration at the 2001 annual meeting of shareholders must submit their proposal to us, and the proposal must be received by us on or before March 9, 2001.

                                            By Order of the Board of Directors,



                                            Marilyn D. Kuffner
                                            SECRETARY

Miami, Florida
April 24, 2000

                                 [FORM OF PROXY]





                             ATLANTIS PLASTICS, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                              Class A Common Stock

         The undersigned hereby, a holder of Class A Common Stock, par value $.10 per share ("Class A Common Stock"), of ATLANTIS PLASTICS, INC., a Florida corporation (the "Company") hereby appoints Earl W. Powell and Phillip T. George, M.D., and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Class A Common Stock held of record by the undersigned at the close of business on April 17, 2000 at the 2000 Annual Meeting of Shareholders of the Company to be held at The Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133 on June 13, 2000 at 9:00 a.m., local time, and at any adjournment or postponement thereof.



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

[X]    Please mark your
       votes as in this example



             VOTE FOR all nominees
             listed at right, except
             vote withheld from the
             nominees (if any)        VOTE WITHHELD
             indicated below.         from all nominees

1. ELECTION         [ ]                  [ ]    NOMINEES: Charles B. Murphy, III
   OF                                                     Chester B. Vanetta
   DIRECTORS
                                                AS DIRECTORS BY HOLDERS OF THE
                                                COMPANY'S CLASS A COMMON STOCK.

--------------------------------------------------------------------------------
INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name on the space provided below:


2. UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE SUCH ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

   The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and proxy statement relating to the 2000 Annual Meeting and (2) the Company's 1999 Annual Report to Shareholders.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.





SIGNATURE(S)                                                DATE
            ------------------------------------------------    ----------------

NOTE: Please date and sign exactly as the name appears hereon. When shares are held by joint tenants, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.